Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated

Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. ANNOUNCES MONTHLY SECURITIZATION REPORTING

SIDNEY, Neb. (November 17, 2008) – Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing and outdoor gear, today announced that it will begin disclosing financial information related to notes issued by Cabela’s Credit Card Master Note Trust.  The Company intends to disclose this information monthly through Bloomberg L.P. and Form 8-K filings with the SEC.  The Form 8-K filings will be available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.  Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

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